SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                                MAY 26, 2000
                  ---------------------------------------
              Date of Report (Date of earliest event reported)


                         IVEX PACKAGING CORPORATION
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


      DELAWARE                33-60714             76-0171625
      --------------     ---------------------      ------------------
      (State of         (Commission File No.)   (IRS Employer
      Incorporation)                            Identification No.)


        100 TRI-STATE DRIVE, SUITE 200, LINCOLNSHIRE, ILLINOIS 60069
        ------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (847) 945-9100
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


                                    N/A
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
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      On May 26, 2000, Ivex Packaging Corporation ("Ivex") sold its
Specialty Coating business to Chargeurs S.A. ("Chargeurs") pursuant to an Asset Purchase Agreement, dated as April 22, 2000 (the "Asset Purchase Agreement"). The Specialty Coating business was part of the Ivex Technical Packaging group and includes the Newton, Mass., Troy, Ohio, and Bellwood, Ill. operations. The business generated revenues of approximately $90 million in 1999. As consideration for the sale, Ivex received $113,000,000 in cash. The purchase price is subject to post-closing adjustment. Ivex and Chargeurs agreed not to compete with the other's business.




ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
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      Exhibits:

             2.1 Asset Purchase Agreement, dated as of April 22, 2000, between Ultra Pac, Inc. and Chargeurs Acquisition Company

             2.2 Letter dated as of May 26, 2000, by and between Ultra Pac, Inc. and Chargeurs Protective, Inc. amending the Asset Purchasing Agreement dated April 22, 2000.

            99.1  Press Release, dated May 30, 2000.




                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                By: /s/ G. Douglas Patterson
                                    ------------------------------------
                                Name:   G. Douglas Patterson
                                Title:  Vice President, General Counsel
                                        and Secretary


Date: May 26, 2000



                               EXHIBIT INDEX



Exhibit           Description

 2.1 Asset Purchase Agreement, dated as of April 22, 2000, between Ultra Pac, Inc. and Chargeurs Acquisition Company

 2.2 Letter dated as of May 26, 2000, by and between Ultra Pac, Inc. and Chargeurs Protective, Inc. amending the Asset Purchasing Agreement dated April 22, 2000.

99.1              Press Release, dated May 30, 2000.